UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2016 (November 28, 2016)

ENVISION HEALTHCARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36048	45-0832318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, 14th Floor, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 28, 2016, Envision Healthcare Holdings, Inc. (“Envision”) held a Special Meeting of Stockholders (the “Envision Special Meeting”) to consider proposals related to the Agreement and Plan of Merger, dated as of June 15, 2016 (the “Merger Agreement”), by and among Envision, AmSurg Corp. (“AmSurg”) and New Amethyst Corp., pursuant to which Envision and AmSurg will combine in an all-stock merger of equals. A total of 159,119,616 shares of Envision’s common stock were voted in person or by proxy, representing over 84% of the shares outstanding and entitled to be voted, which constituted a quorum to conduct business at the Envision Special Meeting.  Envision’s stockholders considered, and a majority approved, a proposal to adopt the Merger Agreement and a proposal to approve, on an advisory basis, certain compensation that may be paid to the Envision named executive officers in connection with the consummation of the transactions contemplated by the Merger Agreement, as described in Envision’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 21, 2016.

As Envision received the requisite approval from its stockholders to approve the Merger Agreement, stockholders did not consider a vote on the proposal to adjourn the Envision Special Meeting to solicit additional proxies. The final voting results of the stockholders vote at the Envision Special Meeting are set forth below:

Proposal 1: The Adoption of the Merger Agreement

For	Against	Abstain	Non-Votes (Votes Against)
153,714,901	56,253	5,348,461	0

Proposal 2: Advisory (Non-binding) Vote on Compensation

For	Against	Abstain	Non-Votes (No Effect)
152,610,806	1,216,773	5,292,037	0

Item 8.01. Other Items.

On November 28, 2016, Envision and AmSurg issued a joint press release announcing the results of the Envision Special Meeting and the special meeting of AmSurg’s shareholders held on the same day, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated November 28, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE HOLDINGS, INC.
(Registrant)

November 28, 2016	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President, General Counsel and Secretary

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